Exhibit 10.2

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

AGREEMENT, dated as of the 2nd day of June 2006, by and among Iconix Brand Group, Inc., f/k/a Candies. Inc., a Delaware corporation (the “Company”), D’Loren Realty LLC d/b/a Content Holdings, a New York limited liability company (“Content”), Robert D’Loren, an individual (“D’Loren”), Seth Burroughs, an individual (“Burroughs”) and Catherine Twist, an individual (“Twist” and along with D’Loren, Burroughs and Content, the “Content Parties”).

W I T N E S S E T H :

WHEREAS, the Company and UCC Funding Corporation, a New York corporation (“UCCF”) entered into a letter agreement dated October 29, 2004, which by its terms was simultaneously assigned by UCCF to Content at such time (the “October 2004 Agreement”); and

WHEREAS, by assignment dated May 24, 2005, Content directed the Company to make payment of the Fees (as such term is defined in the October 2004 Agreement) as follows: Content 80%; Burroughs 10%; and Twist 10% (the “Assignment” and together with the October 2004 Agreement, the “Letter Agreement”); and

WHEREAS, the Company wishes to purchase all of the rights, title and interest of the Content Parties under the Letter Agreement and to assume all of the Content Parties’ obligations thereunder; and

WHEREAS, the Content Parties are willing to sell, transfer and assign such rights and obligations in consideration of, and conditioned upon, the Company’s making the payment contemplated by this Purchase and Sale Agreement (this “Agreement”):

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Purchase and Sale of the Rights. Upon the execution and delivery of this Agreement, the Company hereby purchases from the Content Parties and the Content Parties hereby sell, transfer and assign to the Company, all of their respective rights, title and interest (in any manner whatsoever) in, and all of their respective obligations under, the Letter Agreement (the “Obligations”), including but not limited to, all rights of the Content Parties to future Fees (as such term is defined in the October 2004 Agreement) and all rights of the Content Parties to any payments upon the sale of Badgley Mischka Licensing LLC under the Letter Agreement (collectively the “Rights”); and the Company hereby assumes all of the Rights and all of the Obligations of the Content Parties under the Letter Agreement.

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2. Consideration for Content’s Agreement to Purchase the Rights and assume the Obligations under the Letter Agreement.

(a) The purchase price for the purchase and sale of the Rights and the assumption of the Obligations shall be an aggregate amount of one Million Five Hundred Thousand Dollars ($1,500,000) (the “Purchase Price”), which shall be payable as follows: Seven Hundred Fifty Thousand Dollars ($750,000) shall be payable upon execution of this Agreement (the “Cash Portion”) and an additional Seven Hundred Fifty Thousand Dollars ($750,000), and interest accrued thereon at the rate of six (6%) percent per annum, shall be payable on October 31, 2006, as evidenced by three promissory notes, each in the form of note attached hereto as Exhibit A (the “Notes” and together with this Agreement, the “Transaction Documents”). The Cash Portion shall be made in immediately available funds and shall be paid as follows: Content $600,000; Burroughs $75,000; and Twist $75,000 pursuant to the wire instructions set forth on Schedule A attached hereto.

(b) Nothing herein shall be construed to require any additional services to be performed by the Content Parties or any of their respective officers, directors or affiliates, or to impose any limitations or restrictions on the future business activities of Consulting or any of its officers, directors, successors, assigns or affiliates, under the Letter Agreement or otherwise.

3. Representations and Warranties.

(a) The Company hereby represents and warrants that (i) each of the Transaction Documents has been duly authorized, executed and delivered by the Company and each are the valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, (ii) the Company has not assigned any claim of any kind against any of the Consulting Parties to any third party and (iii) no consent of any third party is required for the execution, delivery and performance of the Transaction Documents by the Company.

(b) Each of the Content Parties hereby represents and warrants that: (i) this Agreement has been duly authorized, executed and delivered by each Content Party and is the valid and binding obligation of each Content Party, enforceable against each Content Party in accordance with its terms, (ii) the Rights are held free and clear of any liens or encumbrances of any nature whatsoever other than in favor of a Content Party, (iii) no Content Party has assigned any of the Rights, Obligations or any claim of any kind with respect to the Rights or Obligations against the Company to any third party and (iv) no consent of any third party is required for the execution, delivery and performance of this Agreement by the Content Parties.

(c) The Company on the one hand, and Content Parties on the other hand, each represent and warrant to the other that no broker or finder was engaged or dealt with in connection with any of the transactions contemplated by this Agreement.

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4. Releases.

(a) Releases by Content. Effective as of the date of this Agreement, except to the extent otherwise set forth in Section 4(c) below, each of the Content Parties, for himself, herself and itself and for each of their past and present agents, officers, directors, employees, attorneys, shareholders, parents, subsidiaries, and each of their respective legal or business entities, insurers, successors and assigns, (the “Content Releasing Parties”) hereby jointly and severally, voluntarily release and forever discharges the Company and each of its affiliates, parents, subsidiaries, officers, directors, stockholders, employees, agents, attorneys, accountants and other advisors, and the heirs, executors and administrators, if applicable, and the predecessors, successors or assigns of each of the foregoing (collectively the “Company Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of any nature whatsoever (“Claims”), in law or equity, which against any of the Company Released Parties, any or all of the Content Releasing Parties ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof arising out of or relating to the Letter Agreement.

(b) Release by the Company. Effective as of the date of this Agreement, except to the extent otherwise set forth in Section 5(c) below, the Company for itself and for each of its past and present agents, officers, directors, employees, attorneys, shareholders, parents, subsidiaries, and each of their respective legal or business entities, insurers, successors and assigns, (the “Company Releasing Parties”) hereby jointly and severally, voluntarily release and forever discharges the Content Parties and each of its affiliates, parents, subsidiaries, officers, directors, stockholders, employees, agents, attorneys, accountants and other advisors, and the heirs, executors and administrators, if applicable, and the predecessors, successors and assigns of Content and each of the foregoing (collectively the “Content Released Parties”) from all Claims, in law or equity, which against any of the Content Released Parties, any or all of the Company Releasing Parties ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date hereof arising out of or relating to the Letter Agreement.

(c) Exceptions, Indemnification. Notwithstanding anything contained in this Section 4 to the contrary, this Section 4 shall not apply to any Claims arising out of breach of the obligations contained in this Agreement, the Notes or fraud. Each of the Company and Content Parties hereby agree to indemnify and hold the other harmless from any and all loses, liabilities, expenses and costs (including reasonable attorneys’ fees) arising out of, resulting from, or relating to (i) any breach of any representation or warranty made herein by such indemnifying party or (ii) any breach of any covenant or agreement made by such indemnifying party herein.

(d) Waiver and Bar. In providing the release included in this Section 4, each of the parties acknowledges and intends (on behalf of itself and all other persons on whose behalf the release is being given) that it shall be effective as a bar to each and every one of the Claims mentioned in or implied by the foregoing releases. The parties expressly consent that the releases shall be given full force and effect according to each and all of their express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims, if any), as well as those relating to any other Claims mentioned in or implied by the foregoing releases. The parties acknowledge and agree that this waiver is an essential and material term of the releases and that without such waiver the parties would not have agreed to the terms of this Agreement. The parties further agree that in the event a claim is brought in violation of the foregoing releases, they shall serve as a complete defense to such Claims.

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5. Covenants.

Each of the parties hereto hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement and as the Company, on the one hand, and the Content Parties, on the other, or their respective legal counsel may, reasonably require in order to document and carry out the transactions contemplated by this Agreement, including, but not limited to, any filing of termination statements with respect to any security interest held by the Content Parties on any asset of the Company or its subsidiaries which were granted under the Letter Agreement.

6. Notices.

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses set forth below:

If to the Company:

Iconix Brand Group, Inc.
1450 Broadway, 4th Floor
New York, New York 10018
Attn: Neil Cole, CEO

With a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Robert J. Mittman, Esq.
Fax: (212) 885-5001

If to Content Parties to:

Content Holdings
1330 Avenue of the Americas, 40th Floor
New York, NY 10019
Attention: Robert W. D'Loren
Fax: 212-247-7131

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with a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention: Mitchell C. Littman, Esq.
Fax: 212-490-2990

7. Press Release. None of the parties hereto will make any voluntary public statements or press releases without showing the other such proposed release prior to it being publicized, and obtaining the other’s approval.

8. Entire Agreement. This Agreement, along with the Notes and the Security Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9. Choice of Law/Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without reference to its conflicts of laws provisions.

10. Further Assurances. The Parties hereto agree to, at their own expense, execute and deliver such other instruments of conveyance, transfer or termination and take such other actions as any other party may reasonably request, including obtaining the signatures of parties not Party to this Agreement, in order to more effective consummate the transactions contemplated hereby.

11. Amendment. This Agreement may only be modified by a written instrument, which is executed by each of the parties hereto.

12. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of this Agreement or any other term or condition hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto agree that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms of this Agreement.

14. Binding Effect; Benefit. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

15. Counterparts and Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. For purposes of this Agreement signatures received by facsimile shall have the same force and effect as original signatures.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

ICONIX BRAND GROUP, INC.

By: /s/ Neil Cole
 Neil Cole
 President and CEO

CONTENT HOLDINGS

By: /s/ Robert W. D’Loren
 Robert W. D’Loren
 Manager

/s/ Robert D’Loren
 Robert D’Loren

/s/s Seth Burroughs
 Seth Burroughs

/s/ Catherine Twist
 Catherine Twist

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Exhibit A - Form of Note

NON-NEGOTIABLE PROMISSORY NOTE

$_______________	June 2, 2006

FOR VALUE RECEIVED, the undersigned, ICONIX BRAND GROUP., INC., a Delaware corporation (the “Maker”) promises to pay [          ] (the “Payee”), the principal sum of [                                ] DOLLARS ($_________) (the “Principal”), together with interest on the Principal as provided below, in lawful money of the United States of America, payable pursuant to the terms and conditions provided for herein.

This promissory note (this “Note”) is one a series of promissory notes being issued by Maker as of even date herewith in the aggregate principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000) (the “Notes”) to secure Maker’s obligations to make certain payments under the Purchase and Sale Agreement of even date herewith among the Maker, the Payee and the Payees of the other Notes of this series (the “Purchase Agreement”). The payment rights of each Payee holding Notes shall rank equally and each of such Payees shall share in any proceeds thereof pro rata according to the unpaid Principal amount due and owing to each of such Payees.

1. Payment Terms. Subject to Section 4 hereof, the Principal and accrued interest thereon are due and payable on October 31, 2006 (the “Maturity Date”).  The payment of Principal and interest under this Note shall be made to Payee in immediately available funds, at such address or location as Payee shall designate.  Maker may at any time, without penalty, premium or charge of any kind, prepay in whole or in part the indebtedness evidenced by this Note. Any such prepayments shall be applied first to interest accrued through the date of prepayment and then to Principal.

2. Interest.   Interest shall accrue on the unpaid Principal balance at the rate of six percent (6%) per annum until this Note is paid in full and shall be paid on the Maturity Date or earlier in the event of an optional prepayment or mandatory prepayment as provided herein; provided, however, that from the date of any Default (as defined in Section 3, below) to and including the date the obligations of Maker under this Note are paid in full, all Principal, accrued but unpaid interest, and any other amounts that are or subsequently become due under this Note shall bear interest at the rate of fourteen percent (14%) per annum or, if such rate be at any time above the legal rate of interest for obligations in the nature of those under this Note, at the maximum allowable legal rate of interest.

3. Events of Default.  Maker shall be in default under this Note upon the occurrence of any of the following events of default (each a “Default”):

(a) Maker fails to pay the Principal and/or interest under this Note, when due; or

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(b) Maker becomes insolvent or bankrupt; or if Maker suffers a receiver or trustee for it or substantially all of its assets to be appointed and, if appointed without its consent, not discharged within sixty (60) days; or if Maker makes an assignment for the benefit of its creditors; or

(c) Maker breaches any of its obligations under the Purchase Agreement; or

(d) Maker enters into any agreement for the (i) sale of all or substantially all of its assets or (ii) any merger, consolidation or similar transaction in which Maker is not the surviving entity or following the consummation of which the shareholders of Maker do not hold a majority of the equity interests in the surviving or resulting entity.

4. Remedies Upon Default.  Upon the occurrence of any Default, the Principal balance hereof together with all accrued interest shall become immediately due and payable without notice or demand.  In addition, upon the occurrence of any Default, Maker shall pay all of Payee’s reasonable costs of collection, including actual and reasonable attorneys’ fees and disbursements.

5. Notices.  All notices, requests, demands and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given, made and received the same day when personally delivered or sent by telecopy with receipt confirmation, the next business day when delivered by overnight courier,  or three (3) business days after mailing, if sent in the United States by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to Maker:

Iconix Brand Group, Inc.
1450 Broadway, 4th Floor
New York, New York 10018
Attn: Neil Cole, CEO

With a copy to:

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attn: Robert J. Mittman, Esq.
Fax: (212) 885-5001

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If to Payee:

Content Holdings
1330 Avenue of the Americas, 40th Floor
New York, NY 10019
Attention: Robert W. D'Loren
Fax: 212-247-7131

with a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention: Mitchell C. Littman, Esq.
Fax: 212-490-2990

or at such other address or addresses as either Payee or Maker may from time to time designate by notice to the other party, in writing.

6. Waivers of Presentment, Etc.    MAKER EXPRESSLY WAIVES PRESENTMENT, PROTEST, DEMAND, NOTICE OF DISHONOR, NOTICE OF NON-PAYMENT, NOTICE OF MATURITY, NOTICE OF PROTEST, PRESENTMENT FOR THE PURPOSE OF ACCELERATING MATURITY, AND DILIGENCE IN COLLECTION.

7. Waivers and Amendments: Non-Contractual Remedies: Preservation of Remedies. This Note may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by Payee and Maker or, in the case of a waiver, by Payee. The failure of Payee to insist, in any one or more instances, upon performance of the terms or conditions of this Note shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of Payee of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that Payee may otherwise have at law or in equity.

8. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereby: (i) in any legal proceeding brought in connection with this Note hereby, irrevocably submit to the nonexclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, County of New York or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consent to suit therein; and (ii) waive any objection they or it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

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9. Headings.  The headings in this Note are for reference only and shall not affect the interpretation of this Note.

10. Severability.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

11. Mutilated, Lost Stolen or Destroyed Note.  In case this Note shall be mutilated, lost, stolen or destroyed, Maker shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for this Note lost, stolen or destroyed, a new Note of like tenor, but only upon receipt of evidence satisfactory to Maker of such loss, theft, or destruction of such Note.

12. Miscellaneous.

(a)  This Note shall bind the Maker and its respective successors, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns.  Neither Maker nor Payee may assign or transfer this Note to any third party.

(b)  All references herein to “Maker” and “Payee” shall be deemed to apply to the Maker and Payee, and their respective successors and permitted assigns.

(c) This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the State of New York without giving effect to its conflicts of law principles.

(d) Any individual signing this Note on behalf of an entity represents and warrants to the Payee that such individual has the right and authority to so execute this Note, and that this Note will be enforceable against such entity in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date first written above.

ICONIX BRAND GROUP, INC.

By:
Name: Neil Cole
Title: Chief Executive Officer

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